Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of this 27th day of January, 2023, by and between Akerna Corp., a Delaware corporation with offices located at 1550 Larimer Street, #246, Denver, Colorado 80202 (the “Company”), and the Holder signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, pursuant to that certain Securities Purchase Agreement, dated as of October 5, 2021, by and between the Company and the investors party thereto (as amended, the “Securities Purchase Agreement”), the Company issued to such investors certain senior secured convertible notes (the “Notes”). Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Securities Purchase Agreement (as amended hereby).

B. As of the date hereof, the Holder holds such aggregate principal amount of Notes as set forth on the signature page of the Holder attached hereto (the “Existing Note”).

C. Concurrently with the execution and delivery of this Agreement, the Company, Gryphon Digital Mining, Inc. (“Gryphon”) and Akerna Merger Co., a Delaware corporation (“Merger Sub”), are entering into an Agreement and Plan of Merger, in the form attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Gryphon (the “Merger”), with Gryphon surviving the Merger as a wholly owned subsidiary of the Company.

D. Pursuant to the Merger Agreement, following the consummation of the Merger, the equityholders of Gryphon will own approximately 92.5% of the fully diluted capital stock of the Company.

E. In connection with the entry by the Company and Gryphon into the Merger Agreement, the Company has authorized a new series of Preferred Stock of the Company designated as Series C Preferred Stock, $0.0001 par value, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “New Certificate of Designation”) in the form attached hereto as Exhibit B (together with any shares of Series C Preferred Stock issued in replacement thereof in accordance with the terms thereof, the “Series C Preferred Stock”).

F. In connection with the completion of the Sale Transaction (as defined in the Merger Agreement) pursuant to that certain Securities Purchase Agreement by and among the Company, Akerna Canada Ample Exchange Co. and POSaBIT Systems Corporation dated the same date hereof (the “SPA”), at the Final Closing (as defined below) pursuant to one or more written releases in form and substance acceptable to the Company and the Holder (but only upon due execution and delivery of each such release in form and substance satisfactory to the parties thereto), the Company will require the Holder to consent to HT Investments MA LLC (the “Collateral Agent”) releasing of its security interest in and to all the assets of the Company’s subsidiary MJ Freeway, LLC (“MJF”) and its pledge of the membership interests of MJF, under that certain Amended and Restated Security and Pledge Agreement dated October 5, 2021 by and between, among others, the Company, MJF and the Collateral Agent (the “Security Agreement”) and that certain Amended and Restated Intellectual Property Security Agreement dated October 5, 2021 by and between, among others, the Company, MJF and the Collateral Agent (the “Pledge Agreement”), and release and terminate MJF from the guarantee by MJF of the obligations of the Company under the Notes, pursuant to that certain Amended and Restated Guaranty dated October 5, 2021 by and between, among others, MJF and the Collateral Agent (the “Guaranty Agreement” and, collectively with the Security Agreement and the Pledge Agreement, the “Security Documents”) (collectively, the “MJF Release”) and in connection with its completion of the Merger the Company will require the Holder to consent to the Collateral Agent releasing its security interest in and to all the remaining assets of the Company and the Company’s pledge of the shares and membership interests of its subsidiaries under the Security Agreement and Pledge Agreement and release and terminate the Guaranty Agreement in relation to the Company’s subsidiaries, other than MJF, that are a party thereto (the “Merger Release”).

G. As a condition and material inducement to Gryphon’s willingness to enter into the Merger Agreement and consummate the Merger, the Company and the Holder desire to, on the basis and subject to the terms and conditions set forth in this Agreement:

(a) subject to the conditions set forth in Section 1 below, including, without limitation, the Conversion Price (as defined in the Existing Note) having been adjusted downward to a conversion price as the parties mutually agree in writing, and as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, and similar events) (the “Conversion Price Adjustment”), to exchange (the “Initial Exchange”) up to such maximum aggregate Conversion Amount (as defined in the Existing Note) of the Existing Note as set forth on the signature page of the Holder attached hereto (the “Maximum Note Amount”), but in no event greater than the lesser of (x) the aggregate amount then outstanding under the Existing Note and (y) such portion of the Maximum Note Amount that is convertible, pursuant to the terms of the Existing Note (after giving effect to the Conversion Price Adjustment), into 19.9% of the Common Stock outstanding as of the date of consummation of the Initial Exchange (such lesser amount, the “Exchange Note Amount,” and the aggregate number of shares of Common Stock then issuable upon conversion of the Exchange Note Amount immediately prior to giving effect to the Exchange, the “Exchange Share Amount”) into such aggregate number of shares of Series C Preferred Stock (the “New Preferred Shares”) with an aggregate voting power and economic value equal to the Exchange Share Amount;

(b) upon the consummation of any Subsequent Placement after the date hereof and prior to the time of consummation of the Merger (other than the consummation of the Merger itself), to apply no less than 50% of the gross proceeds from such Subsequent Placement to repay the aggregate amounts then outstanding under the Notes (until such time as no Notes remain outstanding), allocated pro rata to the holders of Notes then outstanding based upon the aggregate principal amount of Notes outstanding as of the time of such applicable Subsequent Placement (the “Subsequent Placement Redemptions”);

(c) at the Final Closing , grant the MJF Release in such written form as is mutually acceptable to the Company and the Holder;

(d) on or prior to the Final Closing, if any Notes (excluding the Series C Preferred Stock) then remain outstanding, the Company shall consummate one or more Company Optional Redemptions (as defined in the Notes) pursuant to Section 9(a) of the Notes (as amended hereby), using the lesser of (A) the difference of (I) the sum of (x) all cash then held by the Company (or any of its Subsidiaries) and (y) any cash to be paid, directly or indirectly, to the Company (or any of its Subsidiaries) in connection with the transactions contemplated by the Merger Agreement and/or the SPA, as applicable, less (II) $500,000 and (B) an aggregate amount of cash equal to the Company Optional Redemption Price of the aggregate Conversion Amount (as defined in the Notes) of the Notes then outstanding (with each such Company Optional Redemption allocated pro rata to the holders of Notes then outstanding based upon the aggregate principal amount of Notes then outstanding) (the “Cash Sweep”); and

(e) at the Final Closing, grant the Merger Release in such written form as is mutually acceptable to the Company and the Holder;

(f) at the Final Closing, (i) if any portion of the Existing Note remains outstanding other than such portion of the applicable Company Optional Redemption Price of the Notes to be paid in cash pursuant to the Cash Sweep, to exchange the remaining Conversion Amount of the Existing Note into such aggregate number of shares of Common Stock (the “New Note Exchange Shares”) equal to the quotient of (A) the applicable Company Optional Redemption Price of the remaining Conversion Amount of the Existing Note then outstanding divided by (B) the lower of (x) the lowest VWAP of the Common Stock during the five (5) Trading Day period ending, and including, the Trading Day immediately prior to the Final Closing Date (as defined below) and (y) the Conversion Price (as defined in the Notes) in effect as of the Final Closing Date; and (ii) in accordance with the terms of the Series C Certificate of Designations, the Series C Preferred Stock shall be exchanged into the Change of Control Redemption/Exchange Consideration (as defined in the Series C Certificate of Designations) (with any shares of Common Stock included in such applicable Change of Control Redemption/Exchange Consideration, if any, the “New Preferred Exchange Shares”, and together with the New Note Exchange Shares, the “Final Closing Exchange Shares”); provided, however, that to the extent that any issuances of Final Closing Exchange Shares to the Holder at the Final Closing in accordance herewith or pursuant to the Series C Certificate of Designations, as applicable would result in such Holder and its other Attribution Parties (as defined in the Existing Note) exceeding the Maximum Percentage (as defined in the Existing Note) (as calculated in accordance with Section 3(d)(i) of the Existing Note) (a “Maximum Percentage Event”), then such Holder shall not be entitled to receive such aggregate number of Final Closing Exchange Shares in excess of the Maximum Percentage (and shall not have beneficial ownership of such Final Closing Exchange Shares (or other equivalent security) as a result of the Final Closing (and beneficial ownership) to such extent of any such excess), such remaining portion of such Final Closing Exchange Shares that would have otherwise been issued to the Holder at the Final Closing (such remaining portion of Final Closing Exchange Shares, the “Abeyance Shares”), such portion of the Existing Note and/or shares of Series C Preferred Stock, as applicable, shall alternatively be exchanged for the right to receive such Abeyance Shares (with a beneficial ownership and issuance limitation substantially in the form of Section 3(d) of the Existing Note, mutatis mutandis), at such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such remaining portion of such Abeyance Shares in accordance herewith and/or pursuant to the Series C Certificate of Designations, as applicable (the exchanges contemplated by this clause (f) of paragraph G, collectively, the “Final Exchange”, and, together with the Subsequent Placement Redemptions, the Initial Exchange and the Cash Sweep, the “Transactions”).

H. The New Preferred Shares, the Final Closing Exchange Shares and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents.”

I. The Exchange is being made in reliance upon the exemption from registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), provided by Section 3(a)(9) promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

1. Waiver; Company Optional Redemptions; Subsequent Placement Redemption. Effective as of the Effective Time (as defined below), the Company and the Holder each hereby waives, in part, the terms and conditions of Section 9(a) of the Notes such that, in connection with any Subsequent Placement Redemption and/or the Cash Sweep, as applicable, the Existing Note shall be subject to a Company Optional Redemption (as defined in the Existing Note) (for the avoidance off doubt, at the applicable Company Optional Redemption Price (as defined in the Existing Note) of the Conversion Amount subject to such Company Optional Redemption) without the requirement to satisfy any Equity Conditions (as defined in the Existing Note) and a Company Optional Redemption Date (as defined in the Existing Note) as of the date of consummation of such Subsequent Placement and/or the Cash Sweep, as applicable. The Company agrees, upon the consummation of any Subsequent Placement after the date hereof, to consummate Subsequent Placement Redemptions with respect thereto concurrently therewith and otherwise in accordance with the mechanics of such Company Optional Redemption as set forth in the Existing Note. Effective as of the Effective Time (as defined below), unless and until the Merger Agreement terminates prior to the consummation of the transactions contemplated thereunder, the Holder hereby waives, in part, the Available Cash Test (as defined in the Existing Note) in Section 14(r)(i) of the Existing Note and the Daily Available Cash Test (as defined in Section 4(ff) of the Securities Purchase Agreement), such that the Available Cash Test and the Daily Available Cash Test shall be deemed satisfied for the Holder if at least $1,308,157 is held in the Master Restricted Account of the Holder.

2. Exchanges; Releases.

2.1 Initial Exchange. On the Initial Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Exchange Note Amount for the New Preferred Shares.

2.2 Final Exchange. On the Final Closing Date (as defined below), subject to the terms and conditions of this Agreement and the Series C Certificate of Designations, as applicable, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange (x) the remaining Existing Note then outstanding for the New Note Exchange Shares and (y) the New Preferred Shares then outstanding for the New Preferred Exchange Shares.

2.3 Cash Sweep. The Company agrees, on or prior to the time of consummation of the Final Closing Date, to consummate the Cash Sweep and wire the proceeds, by U.S. dollars and immediately available funds to the holders of Notes in accordance with the instructions of such holders of Notes delivered to the Company in writing (which may be one or more e-mails) on or prior to the Final Closing Date.

2.4 Releases and Termination of Security Documents and Securities Purchase Agreement. Subject to the conditions set forth in Section 4.1.2 below, including, without limitation, the consummation of the Final Exchange and the Cash Sweep, and the Company and the Holder mutually agreeing to a form of MJF Release and the Company, Gryphon and the Holder mutually agreeing to a form of Merger Release, on the Final Closing Date, the Holder will execute and deliver the MJF Release and the Merger Release to the Company and Gryphon, the Security Documents and the Securities Purchase Agreement shall terminate, the Existing Note and the shares of Series C Preferred Stock shall no longer be outstanding, and neither the Company nor the Holder shall have any further rights, obligations or liabilities thereunder other than as set forth in this Agreement.

3. The Closings.

3.1 Initial Closing. Subject to the conditions set forth in Section 4.1.1 below, the Initial Exchange shall take place via the electronic exchange of documents, securities and signatures, no later than two Business Days following the effectiveness of the Conversion Price Adjustment or at such other time and place as the Company and the Holder mutually agree (the “Initial Closing” and the “Initial Closing Date”); provided, that the Initial Closing shall take place no later than one Business Day prior to the record date for the meeting of the Company’s stockholders to vote on the Merger Agreement and the other transactions contemplated thereby.

3.2 Final Closing. Subject to the conditions set forth in Section 4.1.2 below, the Final Exchange shall take place via the electronic exchange of documents, securities and signatures, at such time and place as the Company and the Holder mutually agree (the “Final Closing” and the “Final Closing Date”). The Initial Closing and the Final Closing are each referred to herein as a “Closing”, and the Initial Closing Date and the Final Closing Date are each referred to herein as a “Closing Date”.

4. Closing Conditions to Each Closing.

4.1 Condition’s to the Holder’s Obligations at each Closing

4.1.1 Condition’s to the Holder’s Obligations at the Initial Closing. The obligation of the Holder to consummate the Initial Exchange is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or at the Initial Closing, of each of the following conditions:

4.1.1.1 Representations and Warranties. Each and every representation and warranty of the Company set forth herein shall be true and correct in all material respects (except where qualified by materiality or material adverse effect, which shall be true and correct in all respect) as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

4.1.1.2 Conversion Price Adjustment. Prior to the Initial Closing, the Conversion Price Adjustment shall have occurred.

4.1.1.3 New Certificate of Designations. The New Certificate of Designations shall have been properly filed with the Secretary of State of Delaware and shall be in full force and effect. The Company shall have delivered to the Holder a certified copy of the Certificate of Incorporation (including the New Certificate of Designations) as certified by the Delaware Secretary of State within ten (10) days of the Initial Closing Date.

4.1.1.4 Issuance of Securities. At the Initial Closing, the Company shall issue the New Preferred Shares on the books and records of the Company.

4.1.1.5 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.1.1.6 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Initial Exchange, including without limitation, those required by the Principal Market, if any.

4.1.1.7 No Event of Default. On each Trading Day during the twenty (20) Trading Days immediately preceding the Initial Closing Date and the Initial Closing Date, no Event of Default (as defined in the Existing Note) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred (unless waived in writing by the Required Holders (as defined in the Existing Note)).

4.1.1.8 Listing. On each Trading Day during the twenty (20) Trading Days immediately preceding the Initial Closing Date and the Initial Closing Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market and (II) shall not have been suspended.

4.1.1.9 No Material Non-Public Information. As of the Initial Closing Date, the Holder shall not be in possession of any material, nonpublic information received from Gryphon, the Company, any Subsidiary or its respective agents or Affiliates.

4.1.1.10 Merger Agreement. As of the Initial Closing Date, the Merger Agreement shall remain in full force and effect, shall not have been terminated by any Person and the conditions to the consummation of the Merger set forth therein shall be reasonably capable of being satisfied by the parties thereto (and the Company and Gryphon shall have no knowledge of any reason why any condition to Initial Closing therein would not be reasonably capable of being satisfied), as evidenced by a certificate executed by a duly authorized officer of each of the Company and Gryphon.

4.1.1.11 Financing. The Company will have completed a Subsequent Placement for at least $500,000 in aggregate gross proceeds within 30 calendar days of the Effective Time, or such other date as the Company and the Holder may mutually agree in writing and such Subsequent Placement will not include any offering of Excluded Securities (as defined in the Existing Notes).

4.1.2 Condition’s to the Holder’s Obligations at the Final Closing. The obligation of the Holder to consummate the Final Exchange is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or at the Final Closing, of each of the following conditions:

4.1.2.1 Representations and Warranties. Each and every representation and warranty of the Company set forth herein shall be true and correct in all material respects (except where qualified by materiality or material adverse effect, which shall be true and correct in all respect) as of the date when made and as of the Final Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Final Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Final Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

4.1.2.2 Issuance of Securities. At the Final Closing, the Company shall issue the Final Closing Exchange Shares on the books and records of the Company.

4.1.2.3 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.1.2.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the Final Exchange and the transactions contemplated by the Merger Agreement, including without limitation, those required by the Principal Market, if any.

4.1.2.5 No Event of Default. On each Trading Day during the twenty (20) Trading Days immediately preceding the Final Closing Date and the Final Closing Date, no Event of Default (as defined in the Existing Note) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred (unless waived in writing by the Required Holders (as defined in the Existing Note)).

4.1.2.6 Listing. On each Trading Day during the twenty (20) Trading Days immediately preceding the Final Closing Date and the Final Closing Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market and (II) shall not have been suspended.

4.1.2.7 No Material Non-Public Information. During the period commencing on the Initial Closing Date, through and including, the Final Closing Date, the Holder shall not be in possession of any material, nonpublic information received from Gryphon, the Company, any Subsidiary or its respective agents or Affiliates.

4.1.2.8 Cash Sweep. The Company shall have consummated the Cash Sweep in accordance with Section 2.3 above.

4.1.2.9 Merger Agreement. As of the Final Closing Date, the Merger Agreement shall remain in full force and effect, shall not have been terminated by any Person and the conditions to the consummation of the Merger set forth therein shall be satisfied in full (or waived) other than such actions that shall occur on the Final Closing Date at the time of consummation of the transactions contemplated by the Merger Agreement (all of which are reasonably capable of being satisfied by the parties thereto on the Final Closing Date (and the Company and Gryphon shall have no knowledge of any reason why any condition to the consummation of the transactions contemplated by the Merger Agreement would not be reasonably capable of being satisfied and consummated on the Final Closing Date), as evidenced by a certificate executed by a duly authorized officer of each of the Company and Gryphon.

4.2 Condition’s to the Company’s Obligations to Each Closing.

4.2.1 Condition’s to the Company’s Obligations to the Initial Closing. The obligation of the Company to consummate the Exchange is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Initial Closing in question, of each of the following conditions:

4.2.1.1 Representations and Warranties. The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Initial Closing Date.

4.2.1.2 Waiver. Each Other Holder (as defined below) shall have duly executed and delivered to the Company an agreement in the form of this Agreement, which shall remain in full force and effect.

4.2.1.3 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.2.1.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.2.2 Condition’s to the Company’s Obligations to the Final Closing. The obligation of the Company to consummate the Exchange is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Final Closing in question, of each of the following conditions:

4.2.2.1 Representations and Warranties. The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Final Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Final Closing Date.

4.2.2.2 Waiver. Each Other Holder (as defined below) shall have duly executed and delivered to the Company an agreement in the form of this Agreement, which shall remain in full force and effect.

4.2.2.3 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.2.2.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.2.2.5 Releases. The Holder and each Other Holder shall have executed and delivered the MJF Release and the Merger Release to the Company and Gryphon.

5. Delivery of Securities; Payment; Effective Time.

5.1 Delivery of Securities

5.1.1 Delivery of Securities at Initial Closing. Within five (5) Trading Days after the Initial Closing Date, the Company shall deliver the New Preferred Shares in certificate or book entry form to the Holder. Notwithstanding the foregoing, as of the Initial Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the New Preferred Shares and shall be entitled to exercise all of its rights with respect to the New Preferred Shares and, irrespective of the date the Company delivers such certificate evidencing the New Preferred Shares (or evidence of book entry issuance, as applicable).

5.1.2 Delivery of Securities at Final Closing. On the Final Closing Date, the Company shall deliver the Final Closing Exchange Shares to the Holder by deposit/withdrawal at custodian in accordance with the DWAC instructions delivered to the Company in writing on or prior to the Final Closing Date (which writing may be an e-mail), which Final Closing Exchange Shares shall be issued without a securities laws restrictive legend and shall be freely tradable by the Holder. Notwithstanding the foregoing, as of the Final Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Final Closing Exchange Shares and shall be entitled to exercise all of its rights with respect to the Final Closing Exchange Shares and, irrespective of the date the Company delivers such Final Closing Exchange Shares.

5.2 Payment. On or prior to the Effective Time, the Company shall pay (the “Payment”), in U.S. dollars and immediately available funds, the Legal Fee Amount (as defined below) to Kelley Drye & Warren LLP.

5.3 Effective Time. This Agreement shall be deemed to be effective (the “Effective Time”) upon the later of (i) the time of full execution and delivery by the parties hereto of this Agreement and the other Exchange Documents, and (ii) the time of receipt of the Payment (unless the Holder elects by written notice to the Company, which may be an e-mail, to permit the Effective Time to occur prior to the Payment).

6. Ratifications; Incorporation of Terms under Transaction Documents.

6.1 Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement, and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement and the Exchange Documents.

6.2 Amendments and Incorporation of Terms under Transaction Documents. Effective as of the Effective Time, the Securities Purchase Agreement and each of the other Transaction Documents are hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

6.2.1 The defined term “Notes” is hereby amended to include the New Preferred Shares (as defined herein).

6.2.2 The defined term “Conversion Shares” is hereby amended to include the Final Closing Exchange Shares.

6.2.3 The defined term “Transaction Documents” is hereby amended to include this Agreement and the Exchange Documents and the New Certificate of Designation.

7. Representations and Warranties. Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to the Holder that the statements contained in this Section 7 are true and correct as of the date hereof and will be at each of the Effective Time, the Initial Closing Date and the Final Closing Date:

7.1 Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents and/or the Merger Agreement or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents (as defined below) and/or the Merger Agreement. Other than the Persons (as defined below) listed in the SEC Documents (as defined in Section 7.8 below) and Merger Sub, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

7.2 Authorization and Binding Obligation. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transactions (including, without limitation, the issuance of the New Preferred Shares in accordance with the terms hereof and the reservation for issuance and issuance of the Final Closing Exchange Shares in accordance herewith and/or pursuant to the Series C Certificate of Designations, as applicable). The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Preferred Shares in accordance with the terms hereof and the reservation for issuance and issuance of the Final Closing Exchange Shares in accordance herewith and/or pursuant to the Series C Certificate of Designations, as applicable, has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

7.3 No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Preferred Shares in accordance with the terms hereof and the reservation for issuance and issuance of the Final Closing Exchange Shares in accordance herewith and/or pursuant to the Series C Certificate of Designations, as applicable) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. For purposes of this Agreement, the term “Knowledge of the Company” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

7.4 No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with the Securities and Exchange Commission (the “SEC”) or state securities agencies, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement and the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. Except as disclosed in the SEC Documents (as defined in Section 7.8 below), the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

7.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Preferred Shares and the Final Closing Exchange Shares in accordance herewith and/or pursuant to the Series C Certificate of Designations, as applicable is exempt from registration under the 1933 Act pursuant to the exemption provided by Rule 3(a)(9) thereof. The Company acknowledges and agrees that no cash consideration shall be paid, or be required to be paid, directly, or indirectly, by the Holder to the Company in connection with any of the Transactions.

7.6 Issuance of New Preferred Shares and Final Closing Exchange Shares. The issuance of the New Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Preferred Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Encumbrances”) with respect to the issue thereof. The Company has reserved a sufficient number of Common Stock issuable in the Final Exchange to consummate the Final Exchange in accordance herewith (and/or pursuant to the Series C Certificate of Designations, as applicable), and when the Final Closing Exchange Shares are issued accordance herewith (and/or pursuant to the Series C Certificate of Designations, as applicable), the Final Closing Exchange Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

7.7 Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the New Preferred Shares and the Final Closing Exchange Shares to be exchanged with the Holder hereunder (and/or pursuant to the Series C Certificate of Designations, as applicable) will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

7.8 SEC Documents; Financial Statements. As of the Effective Time, the Company has met all of its filing requirements of periodic reports under Section 13 or Section 15(d) of Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof, including without limitation, Current Reports on Form 8-K filed by the Company with the SEC whether required to be filed or not (but excluding Item 7.01 thereunder), and all exhibits and appendices included therein (other than Exhibits 99.1 to Form 8-K) and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). Upon request by the Holder, the Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

7.9 Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries, provided that the parties agree that the execution of the SPA and the Merger Agreement do not constitute a material adverse change or material adverse development. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

7.10 No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) would reasonably expected to have a material adverse effect on the Holder’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect on the Company .

7.11 Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of Preferred Stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or bylaws, respectively. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in the SEC Documents, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

7.12 Transactions With Affiliates. Except as set forth in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, consultants, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. Except as set forth in the SEC Documents, no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

7.13 Equity Capitalization.

7.13.1 Definitions:

7.13.1.1 “Common Stock” means (x) the Company’s shares of common stock, $0.0001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

7.13.1.2 “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.0001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designation and (y) any capital stock into which such Preferred Stock shall have been changed or any share capital resulting from a reclassification of such Preferred Stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

7.13.2 Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A)150,000,000 shares of Common Stock, of which, 4,602,780 are issued and outstanding as of the date hereof and 5,686,642 are reserved for issuance pursuant to Convertible Securities (as defined below), in each case exercisable or exchangeable for, or convertible into, shares of Common Stock, and (B) 5,000,000 shares of Preferred Stock, of which (i) 400,000 have been designated as Series A Preferred Stock of which none are issued and outstanding; and, (ii) 100,000 have been designated as Series B Preferred Stock of which none are issued and outstanding, and (iii) one (1) has been designated as Special Voting Preferred Stock of which one (1) is issued and outstandingly. No shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

7.13.3 Valid Issuance; Available Shares; Affiliates. All of such outstanding shares of Common Stock are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The SEC Documents set forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.

7.13.4 Existing Note; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to any Encumbrances; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Preferred Shares or the Final Closing Exchange Shares; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Any shares of Common Stock issued (or issuable) upon conversion of the Existing Note on or prior to the Final Closing Date shall be freely tradeable, issued without restrictive legends and delivered to the Holder in accordance with the terms of the Transaction Documents.

7.13.5 Organizational Documents. The Company has furnished or has made available to the to the Holder by filing on the SEC EDGAR system true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

7.14 Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in the SEC Documents, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, except as disclosed in the SEC Documents, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, except as disclosed in the SEC Documents; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

7.15 Litigation. Except as otherwise disclosed by the Company in its SEC Documents or as set forth on Schedule 7.15 hereto,, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such. No director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

7.16 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

8. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Transactions, the Holder represents, warrants and covenants with and to the Company as of the date hereof and each of the Effective Time, the Initial Closing Date and the Final Closing Date, as follows:

8.1 Reliance on Exemptions. The Holder understands that the New Preferred Shares and the Final Closing Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Preferred Shares and the Final Closing Exchange Shares.

8.2 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Preferred Shares or the Final Closing Exchange Shares or the fairness or suitability of the investment in the New Preferred Shares or the Final Closing Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the New Preferred Shares or the Final Closing Exchange Shares.

8.3 Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.4 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

8.5 Ownership of Existing Note. The Holder owns the Existing Note free and clear of any Encumbrances (other than the obligations pursuant to this Agreement and applicable securities laws).

9. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the first Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement and the New Certificate of Designation as exhibits to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). For the avoidance of doubt, the foregoing sentence shall not apply to any press release or other public statement solely with respect to the Merger Agreement, the SPA and the transactions contemplated thereby and without any reference to the Holder or this Agreement. Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder (it being understood and agreed that no Other Holder may bind the Holder with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

10. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $150,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of the Exchange Documents; provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP on demand for any additional reasonable and documented fees and expenses not so reimbursed through such withholding at each Closing. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence, and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company (“DTC”) fees relating to or arising out of the transactions contemplated hereby.

11. Holding Period. For the purposes of Rule 144, the Company acknowledges that (i) the holding period of the New Preferred Shares shall be tacked onto the holding period of the Existing Note, (ii) the holding period of the New Preferred Exchange Shares, if any, shall be tacked onto the holding period of the Existing Note and the New Preferred Shares, and (iii) the holding period of the New Note Exchange Shares, if any, shall be tacked onto the holding period of the Existing Note, and, in each case, the Company agrees not to take a position contrary to this Section 12. The Company acknowledges and agrees that (assuming the Holder is not an “affiliate” of the Company as that term is defined in the 1933 Act) (i) the New Preferred Shares and the Final Closing Exchange Shares, upon issuance in accordance herewith and/or the Series C Certificate of Designations, as applicable, will be eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Preferred Shares and/or the Final Closing Exchange Shares, as applicable, becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of the New Preferred Shares and/or the Final Closing Exchange Shares, as applicable, pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such applicable New Preferred Shares and/or the Final Closing Exchange Shares, as applicable, are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of any New Preferred Shares and/or the Final Closing Exchange Shares, as applicable.

12. Listing. Prior to the Final Closing Date, the Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Final Closing Exchange Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all the Final Closing Exchange Shares from time to time issuable under the terms of the Exchange Documents until the Final Closing. Until the Final Closing, the Company shall use its best efforts to maintain the Common Stock’s listing on the Principal Market. Prior to the Final Closing, neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 13.

13. Pre-Final Closing Sales. Notwithstanding anything herein to the contrary, if at any time during the two (2) Trading Day period immediately prior to the Final Closing Date (the “Pre-Settlement Period”), the Holder sells to any Person all, or any portion, of any Final Closing Exchange Shares to be issued hereunder (and/or in accordance with the Series C Certificate of Designations, as applicable) to the Holder in the Final Exchange (collectively, the “Pre-Settlement Shares”), such portion of the Final Exchange with respect to such Pre-Settlement Shares shall be deemed to have occurred as of the time of such sale; and provided further that the Company hereby acknowledges and agrees that the forgoing shall not constitute a representation or covenant by the Holder as to whether or not during the Pre-Settlement Period the Holder shall sell any Final Closing Exchange Shares to any Person and that any such decision to sell any Final Closing Exchange Shares by the Holder shall be made, in the sole discretion of the Holder, at the time the Holder elects to effect any such sale, if any.

14. Blue Sky. The Company shall make all filings and reports relating to the Transactions required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

15. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that, prior to the consummation of the last to occur of the Initial Exchange, the Cash Sweep and the Final Exchange, none of the terms offered to any Person with respect to any amendment, modification, waiver or exchange of any warrant to purchase Common Stock (or other similar instrument), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof and prior to the consummation of the last to occur of the Initial Exchange, the Cash Sweep and the Final Exchange, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 14 shall apply similarly and equally to each Settlement Document.

16. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of securities of the Company (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement by and between the Company and any Other Holder (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company, and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

17. Miscellaneous.

17.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

17.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

17.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one Trading Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be as set forth on the signature pages attached hereto or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and copy of the message or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

17.5 Broker and Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or broker commission in connection with this transaction.

17.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Holder, or successor and assignee as provided under this Agreement.

17.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.8 Entire Agreement. This Agreement together with the other Exchange Documents, represents the entire agreement and understandings between the parties concerning the Transactions and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

17.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (iv) references to “hereunder” or “herein” relate to this Agreement.

17.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

17.12 Limited Survival. Except for the representations and warranties of the Company set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8, 7.13, 8.3, 8.4 and 8.5, which shall survive the Final Closing, all representations and warranties of the Company and the Holder set forth herein shall terminate as of the Final Closing. The covenants of the Company and the Holder contained herein shall survive the Final Closing.

17.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17.14 Specific Performance. It is recognized and acknowledged that a breach by any party of any material obligations contained in this Agreement or any of the other Exchange Documents will cause the other parties to sustain injury for which it would not have an adequate remedy at law for money damages. Accordingly, in the event of any such breach, any aggrieved party shall be entitled to the remedy of specific performance of such obligations and interlocutory, preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and each party will waive, in any action for specific performance, interlocutory, preliminary and permanent injunctive relief and/or any other equitable relief, the defense of adequacy of a remedy at law and any requirement for the securing or posting of any bond in connection with the obtaining of any such relief.

17.15 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Holder have each executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

AKERNA CORP.

By:
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

Address:

1550 Larimer Street, #246
Denver, Colorado 80202

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

Aggregate Principal of Existing Note:	HOLDER:

$	HIGH TRAIL INVESTMENTS ON LLC

Maximum Aggregate Principal of Existing Note to be exchanged:	By:
Name:
$ [1]	Title:

Address:

Wire Instructions:

[1]	Insert pro rata amount of $5 million based upon aggregate amount of Notes outstanding as of the date hereof

IN WITNESS WHEREOF, the Holder, and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

Aggregate Principal of Existing Note:	HOLDER:

$	ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B

Maximum Aggregate Principal of Existing Note to be exchanged:	By:
Name:
$ [2]	Title:

Address:

Wire Instructions:

[2]	Insert pro rata amount of $5 million based upon aggregate amount of Notes outstanding as of the date hereof

CERTIFICATE OF DESIGNATIONS OF
SERIES C NON-CONVERTIBLE PREFERRED STOCK OF
AKERNA CORP.

I, [_____________], hereby certify that I am the [_____________] and [_____________] of Akerna Corp. (the “Company”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the DGCL, the Board on ______, 201_ adopted the following resolution determining it desirable and in the best interests of the Company and its stockholders for the Company to create a series of [  ] (  ]) shares of preferred stock designated as “Series C Non-Convertible Preferred Stock,” none of which shares have been issued:

RESOLVED, that pursuant to the authority vested in the Board this Company, in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $[ ] per share, of the Company be and hereby is created pursuant to this certificate of designations (this “Certificate of Designations”), and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

TERMS OF SERIES C NON-CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series C Non-Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be [ ] shares. Each Preferred Share shall have a par value of $[ ]. Capitalized terms not defined herein shall have the meaning as set forth in Section 29 below.

2. Dividends. In addition to Section 6 or Section 13 below, from and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) when and as declared by the Board, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the Stated Value of such Preferred Share.

3. Voting Rights.

(a) Each Holder of outstanding Preferred Shares will have the voting rights as described in this Section 3, subject to the restrictions provided in this Certificate of Designation. At all times, the Holders of the Preferred Shares shall be entitled to notice of any stockholders’ meeting and to vote together with the class of stockholders of Common Stock, as a single class, as of each record date established by the Board of Directors of the Company (each, a “Record Date”), except as provided by law, or by written consent in lieu thereof (“Written Consent”).

(b) For so long as any Preferred Shares remain issued and outstanding, and subject to the Maximum Percentage limitation defined below, the holders of each Preferred Share shall have the right to vote in an amount equal to the voting power of [  ]1 shares of Common Stock (the “Common Stock Per Share Equivalent Amount”) per each Preferred Share (subject to proportional adjustment upon any stock split, stock dividend, stock combination or recapitalization event of the class of shares of Common Stock on or after the Initial Issuance Date).

(c) To the extent that under the DGCL the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the outstanding Preferred Shares (the “Required Holders”), voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable.

4. Maximum Percentage. Notwithstanding anything to the contrary set forth herein, the voting power attributable to any Preferred Share held by any Holder hereunder, shall be automatically reduced, as necessary, such that the aggregate voting power attributable to the Preferred Shares of such applicable Holder (and any other securities of the Company then held by such Holder) or any of its Attribution Parties shall not exceed 19.99% of the voting power of the Company (the “Maximum Percentage”). For purposes of the foregoing sentence, the aggregate voting power of a Holder and its Attribution Parties shall include the number of shares of Common Stock, Preferred Shares or other securities of the Company held by such Holder and all of its Attribution Parties that are entitled to vote on such matter pursuant to which this determination is being made. The Company shall not give effect to any voting rights of the Preferred Shares, and any Holder shall not have the right to exercise voting rights with respect to any Preferred Shares pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder (together with its Attribution Parties) being deemed to be entitled to vote in excess of the Maximum Percentage of the voting power of the Company. The provisions of this Section 4 shall be construed and implemented in a manner otherwise than in strict conformity to the extent necessary to correct this Section 4 or any portion thereof which may be defective or inconsistent with the intended voting limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained herein may not be waived by the Company or any Holder of Preferred Shares.

[1]	Insert quotient of $1,000 divided by the applicable Conversion Price (as defined in the Existing Note (as defined in the Exchange Agreements)) as of the time of the Exchange (as defined in the Exchange Agreements)

5. Rights Upon Fundamental Transactions.

(a) Assumption. Subject to Section 5(b) below, the Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market (as defined in the Exchange Agreements. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of the Preferred Shares. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the voting or redemption of the Preferred Shares.

(b) Automatic Redemption/Exchange Upon a Change of Control. Notwithstanding Section 5(a), in the event of a Fundamental Transaction that constitutes a Change of Control, no later than ten (10) Trading Days prior to the time consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to each Holder (a “Change of Control Notice”). If the Required Holders vote to approve such Change of Control (each, a “Permitted Change of Control”), immediately following the time of occurrence of such Permitted Change of Control, but in no event later than the second (2nd) Trading Day after such Change of Control, the Preferred Shares of each Holder then outstanding shall be automatically redeemed and/or exchanged, as applicable, (each a “Change of Control Redemption/Exchange”) by the Company or the acquiring party (or its designee), as applicable, for an aggregate amount of consideration (whether consisting of cash, assets or shares, as applicable) (the “Change of Control Redemption/Exchange Consideration”) equal to the product of (x) as determined in reference to any given holder of one (1) share of Common Stock immediately prior to such Permitted Change of Control, such aggregate amount of cash, assets, shares and/or other property, as applicable as shall be held by such holder after giving effect to such Permitted Change of Control and the Change of Control Redemption/Exchange (solely with respect to such one (1) share of Common Stock held by such holder immediately prior to such Permitted Change of Control) and (y) the Common Stock Per Share Equivalent Amount of the Preferred Shares subject to such Change of Control Redemption/Exchange by such applicable Holder; provided, however, that to the extent that such Holder’s right to participate in any such Change of Control Redemption/Exchange would result in such Holder and its other Attribution Parties exceeding the Maximum Rights Percentage, then such Holder shall not participate in such Change of Control Redemption/Exchange in excess of the Maximum Rights Percentage (and shall not have beneficial ownership of such shares of Common Stock (or other equivalent security) as a result of such Change of Control Redemption/Exchange (and beneficial ownership) to such extent of any such excess) and such remaining portion of such Change of Control Redemption/Exchange Consideration shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such remaining portion of such Change of Control Redemption/Exchange Consideration upon the redemption and/or exchange of such remaining Preferred Shares. The Company agrees not to consummate any Change of Control without complying with this Section 5(b).

6. Rights Upon Issuance of Purchase Rights. In addition to any adjustments pursuant to Section 13 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the Common Stock Per Share Equivalent Amount of all the Preferred Shares held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties owning more than 4.99% of the Common Stock (or other equivalent security) then outstanding (the “Maximum Rights Percentage”), then such Holder shall not be entitled to participate in such Purchase Right in excess of the Maximum Rights Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Rights Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.

7. Redemption at the Company’s Election. At any time after the date hereof, the Company shall have the right to redeem all, but not less than all, of the Preferred Shares then outstanding (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The Preferred Shares subject to redemption pursuant to this Section 7 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the Underlying Amount being redeemed as of the Company Optional Redemption Date. The Company may exercise its right to require redemption under this Section 7 by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the Holders (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than two (2) Trading Days nor more than twenty (20) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Underlying Amount of the Preferred Shares which is being redeemed in such Company Optional Redemption from such Holder and all of the other Holders of the Preferred Shares pursuant to this Section 7 on the Company Optional Redemption Date. Redemptions made pursuant to this Section 7 shall be made in accordance with Section 9.

8. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Exchange Agreements), Bylaws (as defined in the Exchange Agreements) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders hereunder.

9. Holder Optional Redemption after Maturity Date. At any time from and after the tenth (10th) Business Day prior to the earlier of (x) September 30, 2023 and (y) any termination of the Merger Agreement (as defined in the Exchange Agreement) (the “Maturity Date”), any Holder may require the Company to redeem (a “Maturity Redemption”) all or any number of Preferred Shares held by such Holder at a purchase price equal to 100% of the Underlying Amount of such Preferred Shares (the “Maturity Redemption Price”) by delivery of written notice thereof (the “Maturity Redemption Notice”) to the Company. The Maturity Redemption Notice shall state the date the Company is required to pay to such Holder such Maturity Redemption Price (the “Maturity Redemption Date”), which date shall be no earlier than ten (10) Business Days following the date of delivery of such Maturity Redemption Notice. Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 10.

10. Redemptions.

(a) General. The Company shall deliver the applicable Company Optional Redemption Price to each Holder in cash on the applicable Company Optional Redemption Date. If a Holder has submitted a Maturity Redemption Notice in accordance with Section 9 above, the Company shall deliver the applicable Maturity Redemption Price to such Holder in cash on the applicable Maturity Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new certificate evidencing the Preferred Shares (each, a “Preferred Share Certificate”) (in accordance with Section 16) (or evidence of the creation of a new Book-Entry) representing the number of Preferred Shares which have not been redeemed. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Preferred Shares, and (y) the Company shall immediately return the applicable Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 16(d)), to such Holder (unless the Preferred Shares are held in Book-Entry form, in which case the Company shall deliver evidence to such Holder that a Book-Entry for such Preferred Shares then exists), and in each case the Additional Amount of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 9, if applicable) minus (2) the Stated Value portion of the Underlying Amount submitted for redemption. A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice.

(b) Redemption by Multiple Holders. Upon the Company’s receipt of a Redemption Notice from any Holder for redemption or repayment, the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by electronic mail a copy of such notice. If the Company receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the initial Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the initial Redemption Notice and the Company is unable to redeem all of the Underlying Amount of such Preferred Shares designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Preferred Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period.

11. Registration; Book-Entry. At the time of issuance of any Preferred Shares hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Company, elect to receive such Preferred Shares in the form of one or more Preferred Share Certificates or in Book-Entry form. The Company (or the Company’s transfer agent (the “Transfer Agent”), as custodian for the Preferred Shares, if applicable) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares and whether the Preferred Shares are held by such Holder in Preferred Share Certificates or in Book-Entry form (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 16, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 11, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares held in the form of a Preferred Share Certificate to the Company unless (A) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 11) or (B) such Holder has provided the Company with prior written notice requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value, Dividends and Late Charges exchanged and/or paid (as the case may be) and the dates of such exchanges and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon exchange and/or redemption, as applicable. If the Company does not update the Register to record such Stated Value, Dividends and Late Charges exchanged and/or paid (as the case may be) and the dates of such exchanges and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 11 THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 11 OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

12. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), in an amount per share equal to the amount per share such Holder would receive if such Holder had held such aggregate amount of shares of Common Stock equal to the Common Stock Per Share Equivalent Amount of all the Preferred Shares held by such Holder immediately prior to the date of such payment (without regard to any limitation on voting set forth herein).

13. Distribution of Assets. In addition to any adjustments pursuant to Section 6, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had had held the Common Stock Per Share Equivalent Amount of all the Preferred Shares held by such Holder immediately prior to the date immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Rights Percentage, then such Holder shall not be entitled to participate in such Distribution in excess of the Maximum Rights Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Rights Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

14. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease the authorized number of Preferred Shares; (c) issue any Preferred Shares other than as contemplated hereby or pursuant to the Exchange Agreements; or (d) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares hereunder.

15. Transfer of Preferred Shares. A Holder may transfer some or all of its Preferred Shares without the consent of the Company unless such transfer would violate an agreement between the Company and such Holder.

16. Reissuance of Preferred Share Certificates and Book Entries.

(a) Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Preferred Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 16(d)) (or evidence of the transfer of such Book-Entry), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 16(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred (or evidence of such remaining Preferred Shares in a Book-Entry for such Holder).

(b) Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 16(d)) representing the applicable outstanding number of Preferred Shares.

(c) Preferred Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Book-Entry (in accordance with Section 16(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Book-Entry, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Book-Entry may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Book-Entries (in accordance with Section 16(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Book-Entry, and each such new Book-Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Book-Entry as is designated in writing by such Holder at the time of such surrender.

(d) Issuance of New Preferred Share Certificate or Book-Entry. Whenever the Company is required to issue a new Preferred Share Certificate or a new Book-Entry pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate or new Book-Entry (i) shall represent, as indicated on the face of such Preferred Share Certificate or in such Book-Entry, as applicable, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book-Entry being issued pursuant to Section 16(a) or Section 16(c), the number of Preferred Shares designated by such Holder) which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates or other new Book-Entry, as applicable, issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate or original Book-Entry, as applicable, immediately prior to such issuance of new Preferred Share Certificate or new Book-Entry, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate or in such new Book-Entry, as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Book-Entry, as applicable.

17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of a Holder at law or equity or under this Certificate of Designations or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of any Holder at law or equity or under Preferred Shares or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

18. Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Certificate of Designations with respect to any Preferred Shares shall be affected, or limited, by the fact that the purchase price paid for each Preferred Share was less than the original Stated Value thereof.

19. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Initial Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

20. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 20 shall permit any waiver of any provision of Section 4.

21. Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the applicable Redemption Price (including, without limitation, a dispute relating to the determination thereof), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute, at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 21 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 21 constitutes an agreement to arbitrate between the Company and each Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that any Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 21, (ii) the terms of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations and any other applicable Transaction Documents, (iii) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 21 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 21 and (iv) nothing in this Section 21 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 21).

22. Notices; Currency; Payments.

(a) Notices. The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 16.4 of the Exchange Agreements. The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b) Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

23. Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the Exchange Agreements.

24. Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by Section 21 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 21 above. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

25. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 25 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Certificate of Designations, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 25(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 25(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Certificate of Designations.

26. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

27. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

28. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. Except for Section 4, which may not be amended or waived hereunder, this Certificate of Designations or any provision hereof may be amended by obtaining (i) the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, (ii) such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation and (iii) the approval of the Board of Directors of the Company.

29. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(c) “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Book-Entry” means each entry on the Register evidencing one or more Preferred Shares held by a Holder in lieu of a Preferred Share Certificate issuable hereunder.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(g) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(h)  “Common Stock” means (i) the Company’s shares of common stock, $[ ] par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(i)  “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(j) “Exchange Agreements” means those certain Exchange Agreements, each by and between the Company and an initial holder of Preferred Shares, dated as of [ ], as may be amended from time in accordance with the terms thereof.

(k) “Fundamental Transaction” means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (C) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (D) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company, or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(l) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(m) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(n) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q) “Redemption Notices” means, collectively, the Company Optional Redemption Notices and the Maturity Redemption Notice, and each of the foregoing, individually, a “Redemption Notice.”

(r)  “Redemption Prices” means, collectively, any Maturity Redemption Price and Company Optional Redemption Price, and each of the foregoing, individually, a “Redemption Price.”

(s)  “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(t)  “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(u)  “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(v) “Subsidiaries” shall have the meaning as set forth in the Exchange Agreements.

(w) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(x) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the applicable Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(y) “Transaction Documents” means the Exchange Agreements, this Certificate of Designations and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Exchange Agreements, all as may be amended from time to time in accordance with the terms thereof.

(z)  “Underlying Amount” means the sum of (x) means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon and any accrued and unpaid Late Charges with respect to such Stated Value and Additional Amount as of such date of determination.

30. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from such Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from such Holder), such Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 30 shall limit any obligations of the Company, or any rights of any Holder, under Section 9 of the Exchange Agreements.

31. Absence of Trading and Disclosure Restrictions. The Company acknowledges and agrees that no Holder is a fiduciary or agent of the Company and that each Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of such Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that each Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations of Series C Convertible Preferred Stock of Akerna Corp. to be signed by its __________ on this ___ day of ______, 20__.

AKERNA CORP.

By:
Name:
Title: